SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

November 16, 2001
(Date of report)

November 15, 2001
(Date of earliest event reported)

INTUIT INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-21180	77-0034661
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2535 Garcia Avenue
Mountain View, CA 94043
(Address of Principal Executive Offices)
(Zip Code)

Registrant’s telephone number, including area code: (650) 944-6000

ITEM 5.     OTHER EVENTS.

Announcement of First Quarter Results

On November 15, 2001, Intuit announced its financial results for the fiscal quarter ended October 31, 2001. Intuit reported revenue of $208.8 million for the first quarter, an increase of 11 percent over the year-earlier quarter. Intuit reported a net loss for the quarter of $92.4 million, or a loss of $0.44 per share. Intuit typically reports a loss in its first fiscal quarter each year, when revenue from tax preparation businesses is minimal, but operating expenses to develop new products and services continue at relatively consistent levels. In the year-ago quarter, Intuit reported a net loss of $33.8 million, or a loss of $0.16 per share. Compared with the year-ago period, per share results for the current quarter reflected an additional $35.4 million, pre-tax, in combined charges and net losses related to write-downs of marketable securities and other investments, and impairment charges relating to assets received in connection with the prior sale of the company’s online bill management business.

(Financial statements follow)

INTUIT INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In thousands, except per share data)
(unaudited)
	Quarter Ended October 31,
	2000	2001
Net revenue:
Products	$119,823	$114,583
Services	47,540	76,794
Other	20,159	17,389

Total net revenue	187,522	208,766
Costs and expenses:
Cost of revenue:
Products, services and other	66,894	72,352
Amortization of purchased software and other	2,987	1,706
Customer service and technical support	32,396	38,953
Selling and marketing	61,100	71,895
Research and development	47,878	49,940
General and administrative	27,783	28,593
Acquisition-related charges	39,679	41,087
Loss on impairment of long-lived asset	—	27,000

Total costs and expenses	278,717	331,526

Loss from operations	(91,195)	(122,760)
Interest and other income and expense, net	16,118	11,797
Loss on marketable securities and other investments, net	(3,868)	(12,254)

Loss before income tax benefit, minority interest and cumulative effect of accounting change	(78,945)	(123,217)
Income tax benefit	(30,916)	(30,790)
Minority interest	50	—

Loss before cumulative effect of accounting change	(48,079)	(92,427)
Cumulative effect of accounting change, net of taxes of $9,543	14,314	—

Net loss	$ (33,765)	$ (92,427)

Basic and diluted net loss per share before cumulative effect of accounting change	$ (0.23)	$ (0.44)
Cumulative effect of accounting change	0.07	—

Basic and diluted net loss per share	$ (0.16)	$ (0.44)

Shares used in per share amounts	205,727	211,039

INTUIT INC.

CONDENSED CONSOLIDATED BALANCE SHEET
(In thousands)
(unaudited)

	July 31, 2001	October 31, 2001
ASSETS

Current assets:
Cash and cash equivalents	$ 450,104	$ 415,044
Short-term investments	1,119,305	1,049,281
Marketable securities	85,307	41,484
Customer deposits	230,410	225,004
Accounts receivable, net	27,990	43,024
Mortgage loans	123,241	216,844
Deferred income taxes	77,948	92,300
Prepaid expenses and other current assets	33,617	37,353

Total current assets	2,147,922	2,120,334
Property and equipment, net	185,969	184,973
Goodwill and intangibles, net	415,334	374,770
Long-term deferred income taxes	145,905	145,815
Investments	24,107	14,108
Other assets	42,499	14,000

Total assets	$2,961,736	$2,854,000

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$ 66,400	$ 83,540
Payroll tax obligations	205,067	199,529
Escrow liabilities	23,373	25,408
Deferred revenue	137,305	139,510
Income tax payable	82,661	44,514
Short-term note payable	38,672	39,532
Other current liabilities	234,484	254,804

Total current liabilities	787,962	786,837
Long-term obligations	12,413	12,153
Minority interest	35	35
Stockholders’ equity	2,161,326	2,054,975

Total liabilities and stockholders’ equity	$2,961,736	$2,854,000

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 15, 2001	INTUIT INC.

	By:	/s/ GREG J. SANTORA Senior Vice President and Chief Financial Officer

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